UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2021

CASPER SLEEP INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39214	46-3987647
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Three World Trade Center

175 Greenwich Street, Floor 40

New York, NY 10007

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (347) 941-1871

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.000001 per share	CSPR	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into Material Definitive Agreement.

Agreement and Plan of Merger

On November 14, 2021, Casper Sleep Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Marlin Parent, Inc., a Delaware corporation (“Parent”), and Marlin Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which, subject to the satisfaction or waiver of the conditions set forth therein, Merger Sub will be merged with and into the Company, with the Company surviving the merger as a wholly-owned subsidiary of Parent (the “Merger”). Parent and Merger Sub are subsidiaries of an investment vehicle managed by Durational Capital Management LP, a U.S.-based private equity firm.

Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), and as a result of the Merger:

•	each share of common stock, par value $0.000001 per share, of the Company (“Common Stock”) outstanding immediately prior to the Effective Time (subject to certain exceptions, including for shares of Common Stock owned by stockholders of the Company who have not voted in favor of the adoption of the Merger Agreement and have properly exercised appraisal rights in accordance with Section 262 of the General Corporation Law of the State of Delaware) will, at the Effective Time, automatically be converted into the right to receive $6.90 in cash (the “Merger Consideration”), subject to applicable withholding taxes;

•	each then-outstanding, vested and unexercised option to purchase Common Stock (each a “Company Option”), including any Company Option that accelerates and vests in connection with the Merger, shall be cancelled, with the holder of such Company Option becoming entitled to receive, in full satisfaction of the rights of such holder with respect thereto, an amount in cash, subject to applicable tax withholdings, equal to the product obtained by multiplying (i) the excess, if any, of the Merger Consideration over the per share exercise price of such Company Option, by (ii) the number of shares of Common Stock covered by such Company Option immediately prior to the Effective Time;

•	each award of restricted stock units, including any deferred stock units, granted under any of the Company’s Equity Plans (“Company Restricted Stock Unit Award”) that is outstanding immediately prior to the Effective Time shall be cancelled, with the holder of such Company Restricted Stock Unit Award becoming entitled to receive, in full satisfaction of the rights of such holder with respect thereto, an amount in cash, subject to applicable tax withholdings, equal to the product obtained by multiplying (i) the Merger Consideration by (ii) the number of shares of Common Stock covered by such Company Restricted Stock Unit Award immediately prior to the Effective Time;

•	each Company performance-based restricted stock unit (“Company Performance Stock Unit Award”) that is outstanding immediately prior to the Effective Time shall, without any action on the part of the Parent, the Company or the holder thereof, be cancelled, with the holder of such Company Performance Stock Unit Award becoming entitled to receive, in full satisfaction of the rights of such holder with respect thereto, an amount in cash, subject to required applicable tax withholdings (the “Cash Based Award”), equal to the product obtained by multiplying (i) the Merger Consideration by (ii) the number of shares of Company common stock issuable pursuant to such Company Performance Stock Unit Award upon the greater of (A) target performance and (B) actual performance, as estimated in good faith (and subject to Parent’s review and approval) based upon the Company’s performance during the applicable performance period(s) as of the Effective Time; and

•	each outstanding warrant of the Company exercisable for Common Stock (“Company Warrant”) pursuant to the Plain English Warrant Agreements dated March 1, 2019 with TriplePoint Venture Growth BDC Corp. and TriplePoint Capital LLC (“Company Warrant Agreements”) shall, without any action on the part of Parent, the Company or the holder thereof, be automatically cancelled for no consideration, and the Company Warrant Agreements will be automatically terminated, in each case in accordance with the terms of the Company Warrant Agreements.

The board of directors of the Company (the “Board”) has unanimously approved and declared to be in the best interest of the Company and its stockholders, the Merger Agreement and the transactions contemplated thereby, including the Merger, and resolved to recommend that the stockholders of the Company adopt the Merger Agreement.

Assuming the satisfaction of the conditions set forth in the Merger Agreement, the Company expects the transactions contemplated thereby to close in the first quarter of 2022.

The stockholders of the Company will be asked to vote on the adoption of the Merger Agreement and the Merger at a special stockholder meeting that will be held on a date to be announced as promptly as reasonably practicable following the customary SEC review process. Consummation of the Merger is not subject to a financing condition, but is subject to customary closing conditions, including (i) approval of the Company’s stockholders, (ii) the expiration or earlier termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and other approvals, clearances or expirations of waiting periods under other antitrust laws, if any (iii) absence of any order or injunction prohibiting the consummation of the Merger, (iv) subject to customary materiality qualifiers, the accuracy of the representations and warranties contained in the Merger Agreement and compliance with the covenants contained in the Merger Agreement and (v) no Company Material Adverse Effect (as defined in the Merger Agreement) having occurred since the date of the Merger Agreement that is continuing.

The Merger Agreement contains customary representations, warranties and covenants, including, among others, covenants by the Company to conduct its businesses in the ordinary course between the execution and completion of the Merger Agreement, not to engage in certain kinds of transactions during such period (including the payment of dividends), to convene and hold a meeting of its stockholders to consider and vote upon the Merger, to cooperate with Parent in connection with obtaining financing for the transaction, to obtain regulatory consents, and, subject to certain customary exceptions, for the Board to recommend that its stockholders approve and adopt the Merger Agreement. The Merger Agreement also contains customary representations, warranties and covenants of Parent and Merger Sub, including a covenant to use reasonable best efforts to obtain the financing described below.

Parent and Merger Sub have secured committed financing, consisting of a combination of equity financing to be provided by Durational Consumer SPV IV, LP on the terms and subject to the conditions set forth in an equity commitment letter provided by such investment vehicle and debt financing to be provided by certain lenders (collectively, the “Lenders”) on the terms and subject to the conditions set forth in a debt commitment letter. The obligations of the Lenders to provide debt financing under the debt commitment letter are subject to a number of customary conditions.

The Merger Agreement contains certain termination rights for both the Company and Parent. Upon termination of the Merger Agreement under specified circumstances, including with respect to the Company’s entry into an agreement with respect to a Superior Proposal (as defined in the Merger Agreement), the Board changing its recommendation, if the Company willfully breaches its non-solicitation covenant or if the Company breaches its representations, warranties or covenants in a manner that would cause the related closing conditions to not be met, the Company will be required to pay Parent a termination fee of $9,140,000. A termination fee in the amount of $24,375,000 will become payable by Parent in the event it fails to consummate the Merger after all conditions are met, if Parent breaches its representations, warranties or covenants in a manner that would cause the related closing conditions to not be met, or if either party terminates the Merger Agreement because the Merger has not been consummated by the Termination Date (described below), and at the time of such termination, the Company was otherwise entitled to terminate the Agreement for either of the above reasons. An investment vehicle managed by Durational Capital Management LP has provided a limited guarantee with respect to the payment of the termination fee payable by Parent in the event it becomes payable, as well as certain reimbursement obligations that may be owed by Parent pursuant to the Merger Agreement, subject to the terms and conditions set forth in the Merger Agreement and such limited guarantee, including a $24,375,000 cap on any damages that may be payable. The Merger Agreement also provides that either party may specifically enforce the other party’s obligations under the Merger Agreement, provided that the Company may only cause Parent to close the transaction if certain conditions are satisfied, including the funding or availability of the debt financing.

In addition to the foregoing termination rights, and subject to certain limitations, the Company or Parent may terminate the Merger Agreement if the Merger is not consummated by May 14, 2022 (the “Termination Date”).

The Merger Agreement is not intended to provide any other factual information about the Company, Parent or Merger Sub. The representations, warranties and covenants contained in the Merger Agreement were made only for the purposes of the Merger Agreement and as of specified dates, were solely for the benefit of the parties to the Merger Agreement, and may be subject to limitations agreed upon by the contracting parties. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors and stockholders accordingly should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Parent, Merger Sub or any of their respective subsidiaries or affiliates. In addition, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure schedules that the Company exchanged with Parent and Merger Sub in connection with the execution of the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the parties to the Merger Agreement and the Merger that will be contained in, or incorporated by reference into, the proxy statement that the Company will be filing in connection with the Merger, as well as in the Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents that the Company has filed or may file with the Securities and Exchange Commission (the “SEC”).

If the Merger is consummated, the Company’s common stock will be delisted from the New York Stock Exchange and deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Voting Agreement

Contemporaneously with and as a condition to Parent entering into the Merger Agreement, certain shareholders of the Company (the “Shareholders”) entered into a voting agreement with Parent and the Company (the “Voting Agreement”), with respect to all shares of Common Stock beneficially owned by the Shareholders, as set forth in the Voting Agreement (collectively, the “Voting Agreement Shares”).

The Shareholders beneficially own approximately 28% of the outstanding shares of Common Stock and have agreed to take the following actions, among others, during the term of the Voting Agreement: (1) vote the Voting Agreement Shares in favor of the Merger and the adoption of the Merger Agreement and (2) vote the Voting Agreement Shares against any Acquisition Proposal (as defined in the Merger Agreement). The Voting Agreement will terminate upon the earliest of (i) the consummation of the transactions contemplated by the Merger Agreement, (ii) the valid termination of the Merger Agreement in accordance with its terms, (iii) the time that the Requisite Stockholder Approval (as defined in the Merger Agreement) has been obtained, and (iv) any change to the terms of the Merger Agreement (A) that reduces the amount or changes the form of consideration payable to the Company’s stockholders or (B) extends the Termination Date.

Bridge Financing; Amendment to Credit Agreement

On November 14, 2021 (the “Effective Date”), the Company entered into an amendment to the amended subordinated facility among the Company, Casper Science LLC, and Casper Sleep Retail LLC with TriplePoint Venture Growth BDC Corp. as lender and collateral agent and TriplePoint Capital LLC as lender (the “Amended Subordinated Facility”) to, among other things, permit the incurrence of additional borrowings under the Amended Subordinated Facility in an aggregate principal amount not to exceed $30.0 million (the “Bridge Loans”). The Bridge Loans will accrue interest at a floating rate of prime plus 6.75% margin per annum, require a one-time, upfront facility fee equal to 1.00% of the funded amount, an end of term fee equal to 10.00% of the funded amount and a success fee of (x) $150,000 if the Merger closes on or before January 15, 2022 and (y) $300,000 if the Merger closes after January 15, 2022 (in each case, payable only upon completion of the Merger). If the Merger does not close on or before March 15, 2022, then the Company will be required to issue common stock warrants to our Bridge Loans lender with warrant coverage equal to 40% of the outstanding amounts under the Bridge Loans, at an exercise price equal to equal to the average of the Company’s common stock closing price for the five-trading day period ending on March 15, 2022.

The Bridge Loan will mature upon the earlier of the consummation of the Merger and 211 days after the Effective Date.

On November 14, 2021, the Company entered into a waiver and amendment (the “Second Waiver”) to the credit agreement (the “Credit Agreement”) by and among the Company, Casper Science LLC and Casper Sleep Retail LLC, and Wells Fargo Bank, National Association, which, among other things, (i) amended the initial waiver dated October 18, 2021 that waived certain requirements with respect to both an Accelerated Borrowing Base Delivery Event and a Cash Dominion Event (each, as defined in the Credit Agreement) for the period from October 18, 2021 through December 31, 2021 (the “Initial Waiver”) in order to extend the relevant period through February 28, 2022 (subject to certain conditions), (ii) waived certain defaults under the Initial Waiver and (iii) amended the Credit Agreement and Growth Capital Subordination Agreement (as defined in the Credit Agreement) to permit the incurrence the Bridge Loans.

Item 2.02	Results of Operations and Financial Condition.

On November 15, 2021, Casper Sleep Inc. announced its financial results for the quarter ended September 30, 2021. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in Item 2.02 of this Current Report on Form 8-K (including Exhibit 99.1 attached hereto) shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly provided by specific reference in such a filing.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 under “Bridge Financing; Amendment to Credit Agreement” is hereby incorporated by reference into this Item 2.03.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Philip Krim and Appointment of Emilie Arel as Chief Executive Officer

On November 14, 2021, Philip Krim, Chief Executive Officer the Company, notified the Board of his decision to retire from such position effective as of November 15, 2021 (the “Transition Date”). Mr. Krim will continue to serve as the non-executive chairman of the Board, subject to the Company’s nominating and reelection policies and procedures.

In connection with Mr. Krim’s resignation, on November 15, 2021, the Board appointed Emilie Arel, President of the Company, as the new President and Chief Executive Officer of the Company, effective as of the Transition Date.

Ms. Arel’s biographical information is included under Item 10, Part III of the Company’s annual report on Form 10-K for the year ended December 31, 2020 filed with the SEC on February 26, 2021 (“2020 Form 10-K”), which biographical information is incorporated herein by reference.

Election of Emilie Arel as Director

On November 14, 2021, the Board elected Ms. Arel to serve as a Class I director, effective as of November 15, 2021, with a term expiring at the 2024 annual meeting of stockholders or until her successor has been duly elected and qualified.

As an employee of the Company, Ms. Arel will not serve on any committees of the Board and will not receive any additional compensation as a director.

There are no arrangements or understandings between Ms. Arel and any other persons pursuant to which Ms. Arel was appointed as the Chief Executive Officer and a director of the Company. There are no family relationships between Ms. Arel and any director or executive officer of the Company. Ms. Arel has no direct or indirect material interest in any transaction or proposed transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Michael Monahan Letter Agreement

On November 14, 2021 the Company entered into a letter agreement with Mr. Monahan providing that he will be eligible to earn a supplemental bonus of $500,000 in the event a Change in Control (as defined in the Casper Sleep Inc. 2020 Equity Incentive Plan) occurs during his employment with the Company and he remains employed through the first anniversary of such Change in Control.

Employment Agreement

In connection with Ms. Arel’s promotion, the Company entered into a new employment agreement with Ms. Arel (the “Employment Agreement”), providing for her employment as the Chief Executive Officer effective as of November 15, 2021. Pursuant to the Employment Agreement, Ms. Arel is entitled to an annual base salary of $750,000, which will not be increased during the two years following the Transition Date, and indemnification from the Company for acts committed in good faith in the course and scope of her employment. The Employment Agreement also provides that Ms. Arel is eligible to earn an annual performance-based bonus ranging from 50%—200% of her base salary, with a target bonus opportunity of 100% of her base salary, as well as a supplemental bonus of $600,000 in the event a Change in Control (as defined in the Casper Sleep Inc. 2020 Equity Incentive Plan) occurs during her employment with the Company and she remains employed through the first anniversary of such Change in Control.

Under the Employment Agreement, Ms. Arel will be entitled to receive severance benefits upon a qualifying termination of her employment by the Company without Cause or by Ms. Arel for Good Reason (each as defined in the Employment Agreement) of: (i) 18 months of continued base salary, payable in regular installments in accordance with the Company’s normal payroll practices, (ii) a lump sum cash severance payment equal to the sum of 18 months of group health insurance premiums for Ms. Arel and her eligible dependents, based on the level of coverage in effect immediately prior to such termination date, payable within 60 days of such termination date, (iii) if such termination date occurs on or after July 1 of the year in which termination occurs, a prorated annual bonus, calculated based on actual achievement and paid out at the same time annual bonuses are generally paid to other executives for the relevant year, and (iv) acceleration of any outstanding time-based equity awards held by Ms. Arel that would have vested during the twelve-month period following such termination date if Ms. Arel had remained employed during such twelve-month period, as well as acceleration of any outstanding performance-based equity awards held by Ms. Arel to the extent the applicable performance conditions are fully satisfied as of such termination date. In the event such qualifying termination occurs within the three-month period prior to, or within the twelve-month period following, a Change in Control, Ms. Arel will be entitled to receive enhanced severance benefits, in addition to the payments set forth in clauses (i) and (ii) above, of an additional severance payment equal to 100% of her then-current annual base salary, the payment of her entire cash severance in a lump sum, and full acceleration of any outstanding equity awards held by Ms. Arel, in each case, subject to Ms. Arel’s execution of a release of claims and continued compliance with the applicable restrictive covenants. Pursuant to the Employment Agreement, Ms. Arel will be subject to 18-month post-termination non-competition and non-solicitation of customers and employees covenants, as well as perpetual confidentiality and non-disparagement covenants.

Transition Agreement

In connection with Mr. Krim’s resignation, on November 14, 2021, the Company entered into a transition and release of claims agreement (the “Transition Agreement”) with Mr. Krim. Pursuant to the Transition Agreement, Mr. Krim will continue to remain employed as non-executive chairman of the Board following his resignation as Chief Executive Officer through the earlier of (x) the date of consummation of a change in control (which, for the avoidance of doubt, would include the Merger) and (y) March 31, 2022 (provided that in the event the Company enters into a definitive agreement prior to December 31, 2021 governing a transaction which if consummated would constitute a Change in Control, the termination date shall be the date of consummation of such transaction) in order to assist with certain special projects of the Company and serve as an advisor to the successor Chief Executive Officer.

In connection with Mr. Krim’s termination of employment from the Company, he will be entitled to receive severance payments and benefits pursuant to the Employment Agreement entered into by Mr. Krim and the Company, as set forth in the Transition Agreement, and subject to, among other things, Mr. Krim’s execution and non-revocation of a release of claims.

Mr. Krim will not be eligible to receive compensation for his service on the Board pursuant to the Company’s Non-Employee Director Compensation Policy while he continues to remain employed as non-executive chairman of the Board pursuant to the Transition Agreement.

Item 7.01.	Other Events.

On November 15, 2021 the Company issued a press release announcing entry into the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.2 to this report and is incorporated by reference herein.

The information contained in Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.2 attached hereto) shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly provided by specific reference in such a filing.

Important Information and Where to Find It

In connection with the proposed transaction between the Company and Parent, a special stockholder meeting will be announced soon to obtain stockholder approval in connection with the proposed transaction, the Company expects to file with the SEC a proxy statement (the “Proxy Statement”), the definitive version of which will be sent or provided to the Company stockholders. The Company may also file other documents with the SEC regarding the proposed transaction. This document is not a substitute for the Proxy Statement or any other document which the Company may file with the SEC. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of the Proxy Statement (when it is available) and other documents that are filed or will be filed with the SEC by the Company through the website maintained by the SEC at www.sec.gov, the Company’s investor relations website at https://ir.casper.com or by contacting the Company investor relations department at cspr@jcir.com.

Participants in the Solicitation

The Company and certain of its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of the Company’s stockholders will be set forth in the Proxy Statement for its special stockholder meeting. The Company’s stockholders may obtain additional information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the proposed transaction, including the interests of the Company directors and executive officers in the transaction, which may be different than those of the Company stockholders generally, by reading the Proxy Statement and any other relevant documents that are filed or will be filed with the SEC relating to the transaction. You may obtain free copies of these documents using the sources indicated above.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act, and Section 21E of the Exchange Act. These forward-looking statements are based on the Company’s current expectations, estimates and projections, including about the executive transitions and the expected date of closing of the proposed transaction and the potential benefits thereof, its business and industry, management’s beliefs and certain assumptions made by the Company and Durational Capital Management LP, all of which are subject to change. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “could,” “seek,” “see,” “will,” “may,” “would,” “might,” “potentially,” “estimate,” “continue,” “expect,” “target,” similar expressions or the negatives of these words or other comparable terminology that convey uncertainty of future events or outcomes. All forward-looking statements by their nature address matters that involve risks and uncertainties, many of which are beyond our control, and are not guarantees of future results, such as statements about the consummation of the proposed transaction and the anticipated benefits thereof. These and other forward-looking statements, including the failure to consummate the proposed transaction or to make or take any filing or other action required to consummate the transaction in a timely matter or at all, are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements. Accordingly, you should not place undue reliance on any such statements and caution must be exercised in relying on forward-looking statements. Important risk factors that may cause such a difference include, but are not limited to: (i) the completion of the proposed transaction on anticipated terms and timing, including obtaining stockholder and regulatory approvals, anticipated tax treatment, unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition, losses, future prospects, business and management strategies for the management, expansion and growth of the Company’s business and other conditions to the completion of the transaction; (ii) conditions to the closing of the transaction may not be satisfied; (iii) the transaction may involve unexpected costs, liabilities or delays; (iv) the outcome of any legal proceedings related to the transaction; (v) the failure by Durational Capital Management LP to obtain the necessary financing arrangements set forth in the commitment letters received in connection with the transaction; (vi) the impact of the COVID-19 pandemic on the Company’s business and general economic conditions; (vii) the Company’s ability to implement its business strategy or the failure by the Company to obtain or maintain adequate liquidity; (viii) significant transaction costs associated with the proposed transaction; (ix) potential litigation relating to the proposed transaction; (x) the risk that disruptions from the proposed transaction will harm the Company’s business, including current plans and operations; (xi) the ability of the Company to retain and hire key personnel; (xii) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed transaction; (xiii) legislative, regulatory and economic developments affecting the Company’s business; (xiv) general economic and market developments and conditions; (xv) the evolving legal, regulatory and tax regimes under which the Company operates; (xvi) potential business uncertainty, including changes to existing business relationships, during the pendency of the merger that could affect the Company’s financial performance; (xvii) restrictions during the pendency of the proposed transaction that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; and (xviii) unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities, as well as the Company’s response to any of the aforementioned factors. While the list of factors presented here is considered representative, such list should not be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on the Company’s financial condition, results of operations, or liquidity. The Company does not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Press Release announcing financial results, dated November 15, 2021.

99.2	Press Release announcing merger agreement, dated November 15, 2021.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASPER SLEEP INC.

By:	/s/ Jonathan Truppman
Name:	Jonathan Truppman
Title:	General Counsel and Secretary

Dated: November 15, 2021